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EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Proxy Statement/Prospectus and the related Registration Statement on Form S-4 (File No. _____) of our report dated August 16, 1996 (except with respect to the matters discussed in Note 14, as to which the date is January 27, 1997), on our audits of the financial statements of Coromed, Inc. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND, L.L.P.
-----------------------------
    Cooper & Lybrand, L.L.P.


Albany, New York
March 4, 1997